Exhibit 5.1

Phone: 44.20.7972.9600

Fax:      44.20.7972.9602

July 15, 2004

Telewest Global, Inc.

1209 Orange Street

Wilmington

Delaware 19801

United States of America

Re: Telewest Global, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel for Telewest Global, Inc., a Delaware corporation (the “Company”), in connection with the registration statement of the Company on Form S-1 (No. 333-115508), as amended (the “Registration Statement”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for the resale of 110,000,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) issued in connection with the financial restructuring of Telewest Communications plc, a company incorporated under the laws of England and Wales as a public company limited by shares (“Telewest”), involving certain creditors of Telwest (the “Financial Restructuring”). In connection with the Financial Restructuring, which was effected pursuant to schemes of arrangement under each of Section 425 of the Companies Act 1985 of Great Britain and Section 125 of the Companies (Jersey) Law 1991 (collectively the “Schemes”) and a Transfer Agreement entered into among Telewest, the Company, and the Company’s wholly-owned subsidiary, Telewest UK Limited, attached as Exhibit No. 10.6 to the Registration Statement (the “Transfer Agreement”), 245,000,000 shares of common stock of the Company were issued to an escrow agent for distribution in connection with the Schemes, 110,000,000 of which are being registered for resale pursuant to a Registration Rights Agreement entered into among the Company and Holders listed on the signature pages thereto, attached as Exhibit No. 4.35 to the Registration Statement (the “Registration Rights Agreement”).

This opinion is delivered pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act.

With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and Telewest and their respective subsidiaries, such certificates of public officials, officers or other representatives of the Company and Telewest and their respective subsidiaries, and other persons, and such other documents and (iii) reviewed such information from officers and representatives of the Company and Telewest and others, as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assumed the accuracy of certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and Telewest and others.

To the extent it may be relevant to the opinion expressed herein, we have assumed that the parties to the Transfer Agreement and the other documents giving effect to the transactions contemplated by the Schemes and the Transfer Agreement have the power and authority to enter into and perform such documents and to consummate the transactions contemplated thereby, and that these agreements and other related documents constitute legal, valid and binding obligations of such parties enforceable against such parties in accordance with their terms, and that such parties will comply with all of their obligations under such documents and all laws applicable thereto.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the shares of Common Stock being registered pursuant to the Registration Statement, if and when delivered in accordance with the terms and conditions of the Schemes and the Transfer Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the “DGCL”), and applicable provisions of the Delaware Constitution, in each case as currently in effect, and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Fried, Frank, Harris,

Shriver & Jacobson (London) LLP

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